Exhibit 8.1

[Sullivan & Cromwell LLP Letterhead]

July 20, 2018

Andeavor

19100 Ridgewood Pkwy,

San Antonio, Texas 78259.

Ladies and Gentlemen:

We have acted as counsel to Andeavor, a Delaware corporation, in connection with the proposed merger of Mahi Inc., a Delaware corporation (“Merger Sub 1”), and a direct wholly owned subsidiary of Marathon Petroleum Corporation, a Delaware corporation (“Marathon Petroleum”), with and into Andeavor (the “First Merger”), with Andeavor surviving (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”), followed by the merger of the Surviving Corporation with and into Mahi LLC, a Delaware limited liability company and a wholly owned subsidiary of Marathon Petroleum (“Merger Sub 2” and, together with Merger Sub 1, “Merger Subs”) (the “Second Merger” and, together with the First Merger, the “Merger”) with Merger Sub 2 surviving the Second Merger pursuant to the Agreement and Plan of Merger (the “Agreement”), dated April 29, 2018, by and among Andeavor, Marathon Petroleum and Merger Subs. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, we are rendering our opinion in connection with the filing of Form S-4 by Marathon Petroleum with the Securities and Exchange Commission in connection with the Merger.

In providing our opinion, we have examined the Agreement, the Registration Statement on Form S-4 filed by Marathon Petroleum with the Securities and Exchange Commission in connection with the Merger (including the joint proxy statement/prospectus for holders of Marathon Petroleum Common Stock contained therein and as amended through the date hereof, the “Registration Statement”), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger and related transactions will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct (other than our opinion set forth in the discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger”), (iii) the statements and representations

Andeavor

(which statements and representations we have neither investigated nor verified) made by Andeavor and Marathon Petroleum in their respective officer’s certificates dated July 19, 2018 and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant) without regard to any qualification as to knowledge, intention or belief and (iv) Andeavor and Marathon Petroleum and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we hereby confirm our opinion set forth in the discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger.” We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Agreement or the Registration Statement other than the opinion set forth above.

Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. Following the Effective Time, we assume no responsibility to inform Andeavor or Marathon Petroleum of any such change or inaccuracy that may occur or come to our attention.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Registration Statement in connection with the references to this opinion and the material U.S. federal income tax consequences of the Merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP